UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2011

SIGMA LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico 87507

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (505) 438-2576

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On April 15, 2011, Sigma Labs, Inc., a Nevada corporation (the “Company”), completed a private placement of   57,125,000 shares of the Company’s common stock, $0.001 par value per share, for an aggregate offering price of $1,142,500.00.  The shares were sold solely to accredited investors.

Hudson Valley Capital Management Corp. (“Hudson”) acted as placement agent and received $108,235.00 in commissions.  The Company also issued to Hudson five year warrants to purchase up to 8,118,750 shares of the Company’s common stock.  Such warrants have an exercise price of $0.025 per share.  The Company agreed to provide standard “piggyback” registration rights with respect to shares of Company common stock acquired by Hudson upon exercise of the warrants.

The Company issued the foregoing securities pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, based upon each recipient’s status as an “accredited investor,” as that term is defined in Rule 501 promulgated under the Act.

ITEM 8.01	Other Events.

On April 20, 2011, the Company issued a press release (the “Press Release”) announcing the completion of the private placement described in Item 3.02 above.  A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 20, 2011, relating to the completion of the Company’s private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA LABS, INC.

Date: April 20, 2011	By:	/s/ Mark Cola
Name: Mark Cola
Title: President